                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12
                           Maxim Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                                  [LETTERHEAD]






January 10, 1997




Dear Stockholder:

    On behalf of the Board of Directors and management of Maxim
Pharmaceuticals, Inc., I invite you to our Annual Meeting to be held on Monday, February 10, 1997, 10:00 a.m. EST at The American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York. This will be our first Annual Meeting since we became a public company in July 1996.

    At the meeting we will discuss the upcoming opportunities and plans for your company. We hope it will be possible for you to attend in person.

    It is important to us that your shares be represented at the meeting whether or not you plan to attend. You can assure that your shares are voted at the meeting in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope.


                             Sincerely,


                             /s/ Larry G. Stambaugh
                             --------------------------
                             Larry G. Stambaugh
                             Chairman of the Board

                                     [LETTERHEAD]



                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD FEBRUARY 10, 1997



To the Stockholders of Maxim Pharmaceuticals, Inc.:

    The Annual Meeting of the Stockholders of Maxim Pharmaceuticals, Inc. will be held Monday, February 10, 1997, 10:00 a.m. EST at The American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York, for the following purposes as are more fully described in the accompanying Proxy Statement:

    1. To elect two Directors to the Board of Directors to hold office for a three-year term or until their successors are elected and qualified. The following persons are nominees for election to the Board of Directors by holders of the Common Stock: Mr. G. Steven Burrill and
         F. Duwaine Townsen;

    2. To consider and act upon a proposal to approve an amendment to the Company's 1993 Long-Term Incentive Plan (the "Incentive Plan") to, among other things, increase the aggregate number of shares authorized for issuance under the Incentive Plan from a total of 800,000 shares to 1,000,000 shares.

    3. To consider and act upon a proposal to ratify the initial selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1997; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on January 3, 1997, are entitled to vote at the meeting or any adjournment thereof.

    To assure that your shares will be voted at the meeting, you are requested to sign the enclosed proxy card and return it promptly in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote in person on all matters submitted at the meeting even though you have previously mailed your proxy card.

                             By order of the Board of Directors,

                             /s/ Dale A. Sander
                             ------------------------
                             Dale A. Sander
                             Secretary

San Diego, California
January 10, 1997


    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                     [LETTERHEAD]


                                   PROXY STATEMENT

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 10, 1997, at 10:00 a.m., EST (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The American Stock Exchange, Board of Governors Room, 86 Trinity Place, New York, New York. The Company intends to mail this proxy statement and accompanying proxy card on or about January 10, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on January 3, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 3, 1997, the Company had outstanding and entitled to vote 6,671,237 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3099 Science Park Road, Suite. 150, San Diego, CA 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of stockholders must be received by the Company not later than December 13, 1997 nor earlier than November 13, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                      PROPOSAL 1
                                ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting of one or two directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of five members. There are two directors in the class whose term of office expires in 1997. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2000 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

G. STEVEN BURRILL: Mr. Burrill has served as a director of Maxim since 1996. He founded and has served as Chief Executive Officer of Burrill & Company, a private merchant bank, since January 1, 1997, and its predecessor firm, Burrill & Craves, since 1994. Prior to that, Mr. Burrill served for 28 years with Ernst & Young LLP as a partner and as chairman of the firm's Manufacturing/High Technology Industry Services Group. Mr. Burrill is also a director of Genitope Corporation, Hambro Health International, NuGene Technologies and Promega Corporation.

F. DUWAINE TOWNSEN: Mr. Townsen has served as a director of Maxim since 1993. Mr. Townsen has served as a Managing Partner of Ventana Growth Funds, a group of five venture capital funds, since 1983. Prior to that, Mr. Townsen served as Chairman of the Board of Directors and Chief Executive Officer of Kay Laboratories, Inc., a manufacturer of medical products. Mr. Townsen received a B.S. in Business Administration and Accounting from San Diego State University and is a certified public accountant. Mr. Townsen is also a director of Cymer Laser Technologies.

                          THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF EACH NAMED NOMINEE


DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

    PER-OLOF MARTENSSON: Mr. Martensson has served as a director of Maxim from 1993 to 1995 and again beginning in 1996. Since 1990, Mr. Martensson has owned and operated POM Advisory Services AB, an independent consulting firm. Since 1991, Mr. Martensson has also served as President and Chief Executive Officer of Karo Bio AB, a biopharmaceutical company. From 1992 to 1995, Mr. Martensson served as Chairman of Skandigen AB, a diversified investment company. From 1987 to 1990, Mr. Martensson served as President of Pharmacia LEO Therapeutics AB, and as Executive Vice President of Pharmacia AB, both biopharmaceutical companies. From 1985 to 1990, Mr. Martensson served as President and Chief Executive Officer of AB LEO, a biopharmaceutical company. Mr. Martensson is also a director of Gambro AB. Mr. Martensson received an M.S. in Pharmacy from The Royal Institute of Pharmaceutical Sciences (Kungliga Farmacevtiska Institutet) in Stockholm, Sweden.

    LARRY G. STAMBAUGH: Mr. Stambaugh has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company.
Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

    COLIN B. BIER, PH.D.: Dr. Bier has served as a director of Maxim since 1994. Dr. Bier has served as Managing Director of ABA BioResearch, an independent bioregulatory affairs consulting firm, since 1988. Dr. Bier is also a director of Boston Life Sciences, Inc., IAF BioVac, NYMOX Pharmaceuticals Corporation and Sparta Pharmaceuticals.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended September 30, 1996, the Board of Directors held thirteen meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee meets at least annually with the Company's independent auditors to, among other things, review the results of the annual audit and discuss the financial statements, recommend to the Board the independent auditors to be retained and receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee , met one time during the fiscal year ended September 30, 1996. The Audit Committee is currently composed of Messrs. Townsen, Burrill and Martensson and Dr. Bier.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met three times during the fiscal year ended September, 1996. The Compensation Committee is currently composed of Messrs. Burrill, Martensson and Dr. Bier.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee, which was formed in November 1996, is composed of Messrs. Burrill, Martensson and Dr. Bier.

    During the fiscal year ended September 30, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board (and of the committees on which he served) held during the period for which he was a director or committee member, respectively.


                                      PROPOSAL 2
                APPROVAL OF 1993 LONG-TERM INCENTIVE PLAN, AS AMENDED

    The Company's 1993 Long-Term Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors in 1993. The Incentive Plan was amended and restated by the Board of Directors in March 1996 and subsequently approved by the Company's stockholders in April 1996. A total of 800,000 shares of Common Stock have been reserved for issuance under the Incentive Plan. As of January 10, 1997, 400 shares had been issued upon the exercise of stock awards granted under the Incentive Plan, 641,500 shares were subject to outstanding stock options and 158,100 shares remained available for future grants.

    In December 1996, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Incentive Plan from a total of 800,000 shares to 1,000,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options, awards, bonuses or rights to employees of and consultants to the Company at levels determined appropriate by the Board and the Compensation Committee.

    In December 1996, the Board amended and restated the Incentive Plan, subject to stockholder approval, to update it generally for tax and securities provisions now applicable to the Company, including adding a limitation providing that no person may be granted options and stock appreciation rights under the Incentive Plan during a calendar year-period to purchase in excess of 200,000 shares of Common Stock. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. In light of the Section 162(m) requirements, the Incentive Plan, as amended and restated, limits the number of options and stock appreciation rights that may be granted to any person under the Incentive Plan, as well as provides that, in the Board's discretion and to the extent practicable, directors who grant options to covered employees generally will be "outside directors" as defined in Section 162(m). See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Incentive Plan, as amended.

                          THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE IN FAVOR OF PROPOSAL 2

    The essential features of the Incentive Plan are outlined below.

GENERAL

    The Incentive Plan provides for grants of incentive stock options to employees (including officers and directors) and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights to employees (including officers and directors) of and consultants to the Company. To date, only incentive stock options and nonstatutory stock options have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards available under the Incentive Plan.

PURPOSE

    The Incentive Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 11 employees are currently eligible to participate in the Incentive Plan.

ADMINISTRATION

    With respect to employee-officers, directors, employee-directors and consultant-directors, the Incentive Plan is administered by the Compensation Committee. The Chief Executive Officer administers the Incentive Plan with respect to all other employees and consultants. As used herein with respect to the Incentive Plan, the "Administrator" refers to the Compensation Committee and the Chief Executive Officer.

ELIGIBILITY

    Incentive stock options may be granted under the Incentive Plan only to employees (including directors and officers) of the Company and its affiliates. Employees (including directors and officers), directors and consultants are eligible to receive awards other than incentive stock options under the Incentive Plan.

    No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option's exercise prices is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the options does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE INCENTIVE PLAN

    If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Incentive Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Incentive Plan is determined by the appropriate Administrator. However, if options are granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." At December 23, 1996, the closing price of the Company's Common Stock as reported on the American Stock Exchange was $7.875 per share.

    In the event of a decline in the value of the Company's Common stock, the Administrator has the authority to offer optionees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Code Section 162(m), an option repriced under the Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 200,000 share limitation under the Incentive Plan.

    The exercise price of options granted under the Incentive Plan must be paid either; (a) in cash at the time the option is exercised; or (b) at the discretion of the Administrator, (i) by delivery of other Common Stock of the Company or (ii) pursuant to a deferred payment arrangement.

    OPTION EXERCISE. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding incentive stock options and nonstatutory stock options typically vest at a rate of 20 or 25% every year following the date of grant, so that the shares would be fully vested on the fifth or fourth anniversary of the date of the grant, assuming the optionee's continued employment or services as a consultant or director. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. The Administrator has the authority to determine the terms by which any option granted under the Incentive Plan terminates. Incentive stock options which are currently outstanding terminate upon the earlier of (a) the termination of the optionee's employment with cause; (b) one year after (i) the termination of optionee's employment without cause, (ii) any significant reduction or adverse change in the nature or scope of the optionee's authority, duties, status, position or compensation which would be a basis for optionee to terminate any applicable employment agreement, (iii) termination following a change of control of the Company or

(iv) optionee's retirement, death or disability; or (c) seven years after the date of grant. Nonstatutory stock options which are currently outstanding terminate seven years after the date of grant.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    The Administrator may grant stock bonus and restricted stock awards to employees, consultants and consultant-directors and determines the terms and conditions of such grants, including the number of shares awarded. Stock bonus awards must be granted based on the achievement of performance or other goals as determined by the Administrator. Restricted stock awards must include certain restrictions including at least one term or condition constituting a "substantial risk of forfeiture" as defined by Section 83(c) of the Code. In addition, restricted stock awards may, but need not, be subject to a requirement that in the event of the grantee's termination of employment or other service with the Company prior to the lapse of any applicable restrictions, all shares of restricted stock shall be forfeited by the grantee to the Company without payment of consideration.

STOCK APPRECIATION RIGHTS

    The Board may grant stock appreciation rights ("SARs") to the Company's employees, consultants and consultant-directors.

    SARs may be granted (a) in connection with the grant of an option (b) by amendment of an outstanding nonstatutory option or (iii) independently of any option (SARs described in (a) and (b) shall sometimes be referred to as "Related SARs").

    SARs entitle the grantee to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by an amount equal to the market price of a share of Common Stock on the date of exercise of the SAR less the market price of a share of Common Stock on the date of grant of the SAR or, in the case of a Related SAR, the exercise price of the related option. Such distributions are payable in cash or shares of Common Stock, or a combination thereof.

    The period during which SARs may be exercised shall be determined by the appropriate Administrator; provided, however, a SAR (a) may not be exercised until six months after the date of grant; (b) will expire no later than the earlier of ten years from the date of grant or, in the case of a Related SAR, the expiration of the related option; (c) may be exercised only when the market price of a share of Common Stock exceeds either (i) the market price of a share of Common Stock on the date of grant or (ii) in the case of a Related SAR, the exercise price of the related option; and (d) in the case of a Related SAR tied to an incentive stock option, may be exercised only when and to the extent such option is exercisable. The exercise, in whole or in part, of a Related SAR shall cause the number of shares of Common Stock subject to the related option to be reduced by the same number of shares.

PERFORMANCE UNITS

    Under the Incentive Plan, the Administrator may grant performance units to the Company's employees, consultants and consultant-directors, which entitles a grantee to receive a distribution based on the degree to which performance standards established by the Administrator have been satisfied by the individual grantee or the Company (the "Performance Unit"). Such distributions are payable in cash or shares of Common Stock, or a combination thereof.

    Performance Units may be granted (a) in connection with the grant of an option (b) by amendment of an outstanding nonstatutory option or
(iii) independently of any option (Performance Units described in (a) and (b) shall sometimes be referred to as "Related Performance Units").

    The period during which Performance Units may be exercised shall be determined by the appropriate Administrator; provided, however, a Performance Unit (a) may not be exercised until six months after the date of grant if Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") so dictates, and (b) will expire no later than the earlier of ten years from the date of grant or, in the case of a Related Performance Unit, the expiration of the related option.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding awards.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on September 30, 2003.

    The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3; (b) increase materially the number of shares reserved under the Incentive Plan; (c) modify materially the requirements as to eligibility for participation under the Incentive Plan; (d) change the class of persons eligible to receive incentive stock options; (e) increase materially the benefits accruing to participants under the Incentive Plan or (f) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code.

RESTRICTIONS ON TRANSFER

    Under the Incentive Plan, options, SARs, Performance Units and stock bonuses may not be transferred by the optionee or grantee except by will or by the laws of descent and distribution and, in the case of incentive stock options, pursuant to a "qualified domestic relations order" as defined in
Section 414(p) of the Code. An option, a SAR or a Performance Unit may be exercised during the optionee's lifetime only by the optionee or, in the event of a legal disability, by the optionee's legal representative.


FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Rule 16b of the Exchange Act.

    RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences: Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income was measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

    STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS. No taxable income is realized upon the receipt of a stock appreciation right or performance unit, but upon exercise of the stock appreciation right or performance unit the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or performance unit, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors";
and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

OPTIONS GRANTED

    At January 10, 1997, options to purchase an aggregate of 656,500 shares at exercise prices ranging from $3.75 to $10.00 per share of the Company's Common Stock were outstanding under the Incentive Plan, and 143,500 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan, excluding the increase of 200,000 shares for which stockholder approval is sought.

    The following table presents certain information with respect to options granted under the Incentive Plan, subject to the approval of the amendment of the Incentive Plan by the stockholders, to (i) each of the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group, and (iii) all non-executive officer employees as a group.

                                  NEW PLAN BENEFITS
                                                1993 LONG-TERM INCENTIVE PLAN
                                           -------------------------------------
                                                              NUMBER OF SHARES
                                                              SUBJECT TO OPTIONS
NAME AND POSITION                             DOLLAR VALUE(1)      GRANTED
-----------------                          ------------------ ------------------
Larry G. Stambaugh . . . . . . . . . . . .     $  1,624,997        316,666
President and
Chief Executive Officer

Kurt R. Gehlsen . . . . . . . . . . . . .      $    340,000         76,667
Vice President, Development and
Chief Financial Officer

Dale A. Sander . . . . . . . . . . . . . .     $    270,000         30,000
Vice President, Finance
Chief Financial Officer and Secretary

Kirk D. Petersen (2) . . . . . . . . . . .     $          -              -
Former Chief Financial Officer

Dannie H. King, Ph.D. (2). . . . . . . . .     $          -              -
Former Executive Vice President and Chief
Technical Officer

All Executive Officers as a Group . . . .      $  2,234,997        423,333

All Non-Executive Officer . . . . . . . .      $    250,001         43,167
Employees as a Group

All Non-Employee Directors as a Group . .      $    468,750        125,000
_________________________

(1) Exercise price multiplied by the number of shares underlying the option(s).
(2) Mr. Petersen and Dr. King's employment with the Company terminated in March 1996 and their options terminated on September 30, 1996.

                                      PROPOSAL 3
                  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since 1994. In the event of a negative vote on such ratification, the Board of Directors will reconsider its action. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Even if the selection is ratified, the Audit Committee and the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                IN FAVOR OF PROPOSAL 3

                                SECURITY OWNERSHIP OF
                       CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 3, 1997 by: (i) each nominee for director; (ii) each director; (iii) each executive officer listed in the table entitled Summary of Compensation employed by the Company in that capacity on January 3, 1997; (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                    BENEFICIAL OWNERSHIP
                                              ----------------------------------
                                                                    PERCENT
         BENEFICIAL OWNER(1)                    NUMBER OF SHARES   OF TOTAL(2)
         -------------------                    ----------------   -----------

 Atrix-Ventana Investment & Company L.P.(3) . . .   875,473          13.1%
  1310 Greene Avenue, Suite 660
  Montreal, Quebec
  H3Z 2B2 Canada

 Ventana Growth Funds(4) . . . . . . . . . . . .    672,588          10.1%
  8880 Rio San Diego Drive, Suite 500
  San Diego, CA 92108

 SE Banken Lakemedelsfonder(5) . . . . . . . . .    556,666           8.3%
  Kastanjevagen 4
  S-13246 Saltsjo-300, Sweden

 Larry G. Stambaugh(6) . . . . . . . . . . . . .    176,601           2.6%
  3099 Science Park Road, Suite 150
  San Diego, CA 92121

 Kurt R. Gehlsen, Ph.D.(7) . . . . . . . . . . .     13,733              *
  3099 Science Park Road, Suite 150
  San Diego, CA 92121

 Dale A. Sander (8) . . . . . . . . . . . . . .       6,000              *
  3099 Science Park Road, Suite 150
  San Diego, CA 92121

 Colin B. Bier, Ph.D.(9) . . . . . . . . . . . .     45,000              *
  ABA BioResearch Inc.
  677 Dr. Frederik Philips
  Saint-Laurent, Quebec
  H4M 2W4 Canada

 G. Steven Burrill(10) . . . . . . . . . . . . .     31,321              *
  Burrill & Company
  One Bush Street, Suite 1100
  San Francisco, CA 94104

 Per-Olof Martensson(11) . . . . . . . . . . . .     40,333              *
  POM Advisory Services AB
  Kompass Vagen 18
  Box 6
  S-26041 Nyhamnslage
  Sweden

 F. Duwaine Townsen(12) . . . . . . . . . . . . .   730,355          10.8%
  8880 Rio San Diego Drive, Suite 500
  San Diego, CA 92108

 All Directors and Officers as a Group
  (7 persons)(13)                                 1,043,345          15.5%

__________

*   Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Percentage of beneficial ownership is based on an aggregate of 6,671,237 shares of Common Stock outstanding as of January 3, 1997, adjusted as required by rules promulgated by the SEC.

(3) Includes 10,673 shares subject to warrants issued to Atrix-Ventana Investment & Company L.P. ("Atrix-Ventana") exercisable within 60 days of January 3, 1996. Does not include 200,465 shares and 42,323 shares subject to stock options and warrants exercisable within 60 days of January 3, 1996 held by directors and officers of the general partner of Atrix-Ventana and by entities as to which such directors and officers have or share voting or investment power. Atrix-Ventana Management, Inc., a Canadian corporation, is the general partner of Atrix-Ventana Investment & Company L.P. The following officers and directors of Atrix-Ventana Management, Inc. have voting and investment power with respect to securities held by the corporation: Mark S. Bercuvitz (President/Director), Richard Dubrovsky (Director), Paul E. Lowenstein (Vice President/Director), Paul Harris (Secretary/Director), Ronald Kay (Assistant Secretary), Marvin Rosenbloom (Director) and Marc Gold (Director). The above natural persons disclaim beneficial ownership of all shares held by the above entities except to the extent of each person's pro-rata interest therein, if any.


(4) Includes (i) 464,733 shares and 16,666 shares subject to warrants exercisable within 60 days of January 3, 1997 held by Ventana Growth Fund II L.P. ("Ventana II"), (ii) 181,333 shares and 1,825 shares subject to warrants exercisable within 60 days of January 3, 1996 held by Ventana Growth Capital Fund V L.P. ("Ventana V"), (iii) 5,831 shares subject to warrants exercisable within 60 days of January 3, 1996 held by Ventana Partnership III L.P. ("Ventana III"), and (iv) 2,200 shares held by Ventana Growth Fund, L.P. Shares held by Ventana II include 6,467 shares held for Ventana Growth Fund, L.P. and 13,400 shares held for partners of such fund; Ventana II disclaims beneficial ownership of such shares. Mr. Townsen disclaims beneficial ownership of all shares held by such entities except to the extent of his pecuniary interest therein, if any. Ventana Holdings, L.P. is the general partner of Ventana Growth Fund, L.P. Ventana Partners I, G.P. and Ventana Partners II, L.P. are the general partners of Ventana Holdings, L.P. Ventana Partners I, G.P. is also the general partner of Ventana Partners II, L.P. F. Duwaine Townsen and Thomas O. Gephart are the general partners of Ventana Partners I, G.P. Ventana International, L.P. is the general partner of Ventana Growth Fund II, L.P. Ventana Managers, G.P. is the general partner of Ventana International, L.P. F. Duwaine Townsen and Thomas O. Gephart are the general partners of Ventana Managers, G.P. Ventana Japan, L.P. is the general partner of Ventana Partnership III, L.P. Ventana Partners III, G.P. is the general partner of Ventana Japan, L.P. F. Duwaine Townsen and Thomas O. Gephart are the general partners of Ventana Partners III, G.P. Ventana Partners V, G.P. is the general partner of Ventana Growth Capital Fund V, L.P. F. Duwaine Townsen and Thomas O. Gephart are the general partners of Ventana Partners V, G.P. The above natural persons disclaim beneficial ownership of all shares held by the above entities except to the extent of each person's pro-rata interest therein, if any.

(5) Includes 8,000 shares subject to warrants exercisable within 60 days of January 3, 1997. SE Banken Lakemedelsfonder is a Swedish corporation, the following officers and directors of which having voting and investment power with respect to securities held by the corporation: Bengt A. Hedenstrom (Managing Director/Director), Gunnar N. Carleson (Director), Bengt Dennis (Director), Harry G.B. Faulkner (Director), Jan G.M. Heuman (Director), Uno H.L. Ribohn (Director), Peter S.I. Sjostrand (Director) and Leif A. Ostling (Director).

(6) Includes 1,500 shares held by members of the immediate family of Mr. Stambaugh and 175,001 shares subject to stock options exercisable within 60 days of January 3, 1997.

(7) Includes 400 shares held by members of the immediate family of Dr. Gehlsen and 13,333 shares subject to stock options exercisable within 60 days of January 3, 1997.

(8) Includes 6,000 shares subject to stock options exercisable within 60 days of January 3, 1997.

(9) Includes 45,000 shares subject to stock options exercisable within 60 days of January 3, 1997.

(10) Includes 31,321 shares subject to warrants exercisable within 60 days of January 3, 1997 held by Burrill & Company, Inc. Mr. Burrill is the Chief Executive Officer and a principal of Burrill & Company, Inc. Mr. Burrill disclaims beneficial ownership of all shares held by Burrill & Company, Inc. except to the extent of his pecuniary interest therein.

(11) Includes 40,000 shares subject to stock options exercisable within 60 days of January 3, 1997.

(12) Includes an aggregate of 648,266 shares and 24,323 shares subject to warrants exercisable within 60 days of January 3, 1997 held by Ventana Growth Fund, L.P., Ventana II, Ventana III, and Ventana V. See Note 4.
     Mr. Townsen is a general partner of Ventana Growth Fund L.P., Ventana II, Ventana III, and Ventana V. Mr. Townsen disclaims beneficial ownership of all shares held by such entities except to the extent of his pecuniary interest therein, if any. Includes 8,933 shares and 83 shares subject to warrants exercisable within 60 days of January 3, 1997 held jointly by Mr. Townsen and his wife. Also includes 40,000 shares subject to stock options exercisable within 60 days of January 3, 1997, and 8,750 shares subject to warrants exercisable within 60 days of January 3, 1997 held by Mr. Townsen.

(13) Includes 40,378 shares subject to warrants and 241,666 shares subject to stock options exercisable within 60 days of January 3, 1997. See Notes
     6 - 12.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Mr. Stambaugh did not file a Form 4 report covering four transactions within the time period allowed but corrected the omission by reporting such transactions in his year-end Form 5.

                                EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with their attendance at Board and Committee meetings. After the Annual Meeting, each non-employee director will receive an annual fee of $4,000 and a per meeting fee of $1,000, if attended in person, or $500, if attended by telephone. Each non-employee director will also receive a fee of $250 per committee meeting attended and $500 per committee meeting for serving as the committee's chairperson. In addition, each non-employee director will receive an automatic stock option grant of 10,000 shares of Common Stock upon his election or reelection to the Board and 5,000 shares annually if he attends at least 75% of the meetings held during a fiscal year. Non-employee directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Notwithstanding the foregoing, Mr. Burrill, if reelected to the Board, will not receive the above described fees because of his firm's consulting arrangement with the Company. See "Certain Transactions."

    On May 2, 1996, in connection with their services as directors, the Company granted Dr. Bier fully vested stock options to purchase 45,000 shares of Common Stock and each of Messrs. Martensson and Townsen fully vested stock options to purchase 40,000 shares of Common Stock at an exercise price of $3.75 per share. Mr. Stambaugh was granted stock options on May 2, 1996 and November 11, 1996 in connection with his services as President and Chief Executive Officer as described in "Stock Option Grants and Exercises" below. In addition, entities affiliated with certain of the directors have, from time to time, entered into transactions with the Company. See "Certain Transactions."

EXECUTIVE OFFICERS OF THE COMPANY

    The executive officers of the Company, their positions with the Company and experience are set forth below.

                                                                 Year in
                                                                 which he
                                                                became an
Name                    Position(s)                   Age        Officer
----                    -----------                   ---        -------
Larry G. Stambaugh      President and Chief            49          1993
                        Executive Officer

Kurt R. Gehlsen         Vice President, Development    40          1996
                        and Chief Technical Officer

Dale A. Sander          Vice President, Finance,       37          1996
                        Chief Financial Officer
                        and Secretary

    The officers of the Company hold office at the discretion of the Board of Directors of the Company. During Fiscal 1996, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during Fiscal 1997.

LARRY G. STAMBAUGH has served as the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1993. From 1989 to 1992, Mr. Stambaugh served in a number of positions at ABC Laboratories, Inc., an international contract science research laboratory, including Chairman of the Board of Directors, President and Chief Executive Officer. From 1983 to 1989, Mr. Stambaugh served as Executive Vice President and Chief Financial Officer of CNB Financial Corporation, a multi-bank holding company. Mr. Stambaugh received a B.A. in business administration from Washburn University and is a certified public accountant.

KURT R. GEHLSEN, PH.D. joined the Company as Vice President, Development and Chief Technical Officer in May 1996. From 1991 to 1995, Dr. Gehlsen served as Chairman of the Board of Directors, President and Chief Executive Officer of Trauma Products, Inc., a biomedical company. From 1989 to 1991, Dr. Gehlsen served as Vice President, Chief Operating Officer and Director of Molecular and Cellular Biology for the La Jolla Institute for Experimental Medicine. From 1989 to 1991, Dr. Gehlsen served as Senior Research Scientist and Director, Division of Molecular and Cellular Biology, Pharmacia Experimental Medicine Division of Pharmacia, Inc., a biopharmaceutical company. Dr. Gehlsen received a B.S. in biology from the University of Arizona and a Ph.D. from the University of Arizona College of Medicine.

DALE A. SANDER joined the Company in October 1996 as Vice President of Finance, Chief Financial Officer and secretary. From December 1993 to October 1996, Mr. Sander served as Chief Financial Officer of Xytronyx, Inc., a biotech company. From April 1991 to December 1993, Mr. Sander served as Chief Financial Officer of Tactyl Technologies, Inc., a medical device. Prior to 1991 he worked for over nine years with Ernst & Young, an international professional service firm. He is a Certified Public Accountant and has a Bachelor of Science Degree in Accounting from San Diego State University.

                         COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ending September 30, 1996, 1995 and 1994, compensation awarded or paid to, or earned by the Company's Chief Executive Officer, its other four most highly compensated executive officers at September 30, 1996 and two former executive officer who departed from the Company during fiscal year 1996 (collectively, the "Named Executive Officers").



                                                                                                             LONG TERM
                                                                                                           COMPENSATION
                                                                    ANNUAL COMPENSATION                        AWARDS
                                   ---------------------------------------------------------------------------------------
                                                                                       OTHER ANNUAL          SECURITIES
                                                                                       COMPENSATION          UNDERLYING
   PRINCIPAL POSITION (1)          YEAR          SALARY ($)       BONUS ($) (2)                 ($)         OPTIONS (#)
   ----------------------          ----          ----------       -------------        ------------         -----------
Larry G. Stambaugh                 1996          $  180,000           $  67,500             $     -             233,333
  President and Chief Executive    1995          $  180,000           $  54,000             $     -              16,666
  Officer                          1994          $  164,110           $  35,000             $     -                   -

Kurt R. Gehlsen, Ph.D. (3)         1996          $   53,308           $       -             $     -              66,666
  Vice President, Development      1995          $        -           $       -             $     -                   -
  and Chief Technical Officer      1994          $        -           $       -             $     -                   -

Dale A. Sander (3)                 1996          $        -           $       -             $     -                   -
  Chief Financial Officer and      1995          $        -           $       -             $     -                   -
  Secretary                        1994          $        -           $       -             $     -                   -

Kirk D. Peterson (4)               1996          $   55,385           $       -             $     -                   -
  Former Chief Financial Officer   1995          $  120,000           $       -             $     -                   -
  and Secretary                    1994          $   94,131           $  30,000             $     -               5,000

Dannie H. King, Ph.D. (4)          1996          $   83,077           $       -             $     -                   -
  Former Executive Vice            1995          $  180,000           $       -             $     -                   -
  President and Chief Technical    1994          $    6,923           $       -             $     -              10,000
  Officer


______________

(1) The principal position for each of the Named Executive Officers reflects the offices and titles held by each of them for the fiscal year ended September 30, 1996.
(2) Bonuses are reflected in the fiscal year earned.
(3) Dr. Gehlsen and Mr. Sander's employment commenced in May 1996 and October 1996, respectively.
(4) Mr. Petersen and Dr. King's employment with the Company terminated in March 1996.

                 OPTION GRANTS DURING YEAR ENDED  SEPTEMBER 30, 1996


                                                                                                       POTENTIAL REALIZED
                           NUMBER OF                                                                    VALUE AT ASSUMED
                           SECURITIES    % OF TOTAL                                                   ANNUAL RATE OF STOCK
                           UNDERLYING      OPTIONS                                                   PRICE APPRECIATION FOR
                            OPTIONS        GRANTED TO        EXERCISE PRICE                             OPTION TERM($) (2)
                            GRANTED      EMPLOYEES IN           PER SHARE          EXPIRATION      --------------------------
        NAME               (#) (1)       FISCAL YEAR            ($/SH)              DATE              5%               10%
-----------------------     -------       -----------        --------------        ----------      --------------------------
Larry G. Stambaugh         233,333             77.6%             $3.75            5/2/03          $602,454        $1,171,151
Kurt R. Gehlsen Ph.D.       66,666             22.2%             $3.75            5/2/03          $172,131          $334,617
Dale A. Sander (3)               -                 -                 -                 -                 -                 -

Kirk D. Petersen (4)             -                 -                 -                 -                 -                 -
Dannie H. King, Ph.D.(4)         -                 -                 -                 -                 -                 -


____________

(1) Consists of stock options granted pursuant to the Plan. The maximum term of each option granted is seven years from the date of grant. The exercise price is equal to the market value of the stock on the grant date as adjusted for subsequent stock splits.
(1) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annually compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annually compounded rates of stock price appreciation are mandated by the rules of the Commission and do not represent the Company's estimates or projection of future Common Stock prices.
(3) Mr. Sander's employment commenced in October 1996.
(4) Mr. Petersen and Dr. King's employment with the Company terminated in March 1996.



    The following table set forth certain information for the Named Executive Officers with respect to the exercise of options to purchase Common Stock during the fiscal year ended September 30, 1996 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of September 30, 1996.

                    AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
                 SEPTEMBER 30, 1996 AND FISCAL YEAR-END OPTION VALUES



                                                                  NUMBER OF SHARES OF
                              SHARES                            COMMON STOCK UNDERLYING             VALUE OF UNEXERCISED
                             ACQUIRED                           UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                ON             VALUE              SEPTEMBER 30, 1996                SEPTEMBER 30, 1996($)
                             EXERCISE         REALIZED            ------------------                ---------------------
       NAME                  (#)              ($)(1)       EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
       ----                  --------         --------     -----------     -------------       -----------     -------------
Larry G. Stambaugh               -                 -           116,667          116,667        $  743,749        $  743,749
Kurt R. Gehlsen Ph.D.            -                 -            13,333           53,334        $   85,000        $  340,002
Dale A. Sander(2)                -                 -                 -                -        $        -        $        -
Kirk D. Petersen(3)              -                 -                 -                -        $        -        $        -
Dannie H. King, Ph.D.(3)       400            $1,050                 -                -        $        -        $        -


_____________

(1) Represents the fair market value of the underlying shares on the date of exercise less the exercise or base price, and does not necessarily imply that the shares were sold by the optionee.
(2) Mr. Sander's employment commenced in October 1996.
(3) Mr. Petersen and Dr. King's employment with the Company terminated in March 1996 and their options terminated on September 30, 1996.

                                EMPLOYMENT AGREEMENTS

    Pursuant to an executive employment agreement between the Company and Larry
G. Stambaugh, the Chairman, President and Chief Executive Officer of the Company, dated November 12, 1996, Mr. Stambaugh receives an annual salary of not less than $225,000, an annual bonus in an amount up to 30% of his annualized base salary, and equity compensation as determined by the Board of Directors. The term of Mr. Stambaugh's employment agreement expires on December 31, 1998. The employment agreement also provides that, if Mr. Stambaugh's employment is terminated without cause, he will receive a severance payment equal to his then annual base salary plus health care insurance coverage for one year or the remainder of the term of his employment agreement, whichever is greater.
Mr. Stambaugh's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company. If Mr. Stambaugh's employment is terminated with cause or he resigns, he will receive a portion of his salary prorated as of the date his employment is terminated. In addition, the Company has agreed to maintain a life insurance policy in the amount of $1,000,000 on Mr. Stambaugh's behalf.

    Pursuant to an executive employment agreement between the Company and Kurt
R. Gehlsen, Ph.D., the Vice President, Development and Chief Technical Officer of the Company, dated October 1, 1996, Dr. Gehlsen receives an annual salary of not less than $140,000. The term of Dr. Gehlsen's employment agreement expires on December 31, 1998. The employment agreement also provides that, if Dr. Gehlsen's employment is terminated without cause, he will receive a severance payment equal to his then base salary for six months. Dr. Gehlsen's stock option agreements provide that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company. If Dr. Gehlsen's employment is terminated with cause or he resigns, he will receive a portion of his salary prorated as of the date his employment is terminated.

    Pursuant to an executive employment agreement between the Company and Dale
A. Sander, the Vice President, Finance and Chief Financial Officer of the Company, dated October 1, 1996, Mr. Sander receives an annual salary of not less than $125,000. The term of Mr. Sander's employment agreement expires on December 31, 1997. The employment agreement also provides that, if Mr. Sander's employment is terminated without cause, he will receive a severance payment equal to his then base salary for six months. Mr. Sander's stock option agreement provides that such options will become fully exercisable in the event his employment is terminated without cause or following a change in control of the Company. If Mr. Sander's employment is terminated with cause or he resigns, he will receive a portion of his salary prorated as of the date his employment is terminated.


     REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                   COMPENSATION(1)

The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is appointed by the Board and is comprised of three outside, non-employee Directors. The Committee has responsibility for all compensation matters concerning the Company's executive officers.

COMPENSATION PHILOSOPHY

    The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon the Company's achievement

____________________
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

of annual financial and management objectives approved by the Board; and long-term incentive opportunities in the form of stock options and other equity incentives which strengthen the mutuality of interest between management and the Company's stockholders. Each executive officer's target total annual compensation (i.e., salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at firms in the Company's industry. While the income tax implications of the compensation program to the Company and its division executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

    The Company strives to provide compensation opportunities which emphasize effectively rewarding management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock.
The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal 1996 for the Chief Executive Officer and all executive officers as a group.

MANAGEMENT COMPENSATION PROGRAM

    Compensation paid to the Company's executive officers for fiscal 1996 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, annual incentive cash bonuses under the Company's incentive bonus plans and stock options and other equity incentives under the Incentive Plan.

BASE SALARY

    With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company's industry. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements.

ANNUAL INCENTIVE BONUS PROGRAM

    The Company's incentive bonus program for its executive officers (including the Named Executive Officers) is based on the achievement of annual performance targets and other management objectives which are established annually, but which are subject to adjustment as the Committee deems appropriate. The Company's targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal -- building stockholder value. For fiscal 1996 these goals were:

    - completion of the Company's initial public offering and private financings
    - clinical milestones for key products currently in human clinical testing
    - identifying and developing products in the research pipeline as candidates for clinical testing
    -    implementing strategies relating to the manufacturing of key products
    - identifying additional potential uses for the Company's key products and technologies

    Final calculation of the Company's financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company's fiscal year. Individual incentive bonus awards to executive officers for the Company's 1996 fiscal year were determined by the Committee based on application of the aforementioned factors to the Company's performance for fiscal 1996 and were paid after its conclusion.

1993 LONG-TERM INCENTIVE PLAN

    The long term incentive element of the Company's management compensation program provides for grants of stock awards, which now include (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock bonuses, (iv) rights to purchase restricted stock and (v) stock appreciation rights. These discretionary stock awards are granted and administered by the Committee under the Incentive Plan which is intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the Incentive Plan conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

    Stock options granted to the Company's executive officers and other employees of the Company typically include vesting provisions of up to five years. The Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of the Incentive Plan will be strengthened and management's motivation to enhance the value of the Company's stock will be constructively influenced.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Stambaugh's annual incentive bonus award for fiscal 1996 was earned under the same plan applicable to all other executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Committee's assessment of Mr. Stambaugh's ongoing personal performance in the position of Chief Executive Officer, Mr. Stambaugh received an annual incentive bonus award equal to approximately 37.5% of his fiscal 1996 year-end salary. Among the factors considered by the Committee in its consideration of Mr. Stambaugh's bonus were the continued success of the Company's technology development and the successful completion of the Company's initial public stock offering and private financings.

    Mr. Stambaugh was granted stock options under the Incentive Plan for 233,333 shares of Common Stock on May 2, 1996, at the option price of $3.75 per share, and 83,333 shares on November 11, 1996, at the option price of $9.00. He is eligible to receive additional option grants in the future at the discretion of the Committee.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation" under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                            G. Steven Burrill
                                            Per-Olof Martensson
                                            Colin B. Bier, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, the Company's compensation committee consists of Messrs. Burrill and Martensson and Dr. Bier. Messrs. Burrill and Martensson and Dr. Bier have never served as officers or employees of the Company.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows a comparison of cumulative total returns for the Company, the Hambrecht & Quist Biotech Index and the American Stock Exchange Market Index for the period that commenced July 10, 1996 (the date on which the Company's Common Stock was first traded on the American Stock Exchange) and ended on September 30, 1996. The graph assumes that all dividends have been reinvested.


RESEARCH                                           Total Return-Data Summary

                                      MMP


                                                   CUMULATIVE TOTAL RETURN

                                              ---------------------------------
                                                             7/96     9/96

MAXIM PHARMACEUTICALS INC             MMP                     100      135

AMEX MARKET VALUE                    LAMX                     100       99

H & Q BIOTECHNOLOGY                  IHQB                     100      106





_________________________________

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 CERTAIN TRANSACTIONS

    On July 5, 1996, the Company sold its interest in its subsidiary, Syntello Vaccine Development AB ("SVD") to Dr. Anders Vahlne, a former member of the Company's Board of Directors, for $1.00. In connection with such sale, SVD granted to the Company a non-exclusive sub-license to the CTB mucosal vaccine carrier technology for vaccines to treat or prevent HIV infection.

    On May 17, 1996, the Company sold and issued to SE Banken Lakemedelsfonder ("SE Banken"), a beneficial owner of more than 5% of the outstanding securities of the Company, 400,000 shares of the Company's Common Stock at a purchase price of $4.50 per share.

    In May 1996, the Company and each of the holders of outstanding warrants to purchase an aggregate 332,741 shares of the Company's Common Stock agreed to amend and restate such warrants to, among other things, remove certain provisions relating to early termination of the warrants and provisions adjusting the exercise prices of the warrants upon certain dilutive stock issuances. The Company did not receive any additional cash consideration to amend and restate such warrants, and the expiration dates of the amended and restated warrants remain the same as the original warrants. The following affiliates or beneficial owners of more than 5% of the outstanding securities of the Company agreed to the amendment and restatement of warrants to purchase the number of shares set forth opposite their names:

                                                                NUMBER OF
          WARRANT HOLDER                                         SHARES
          --------------                                        ---------
       Ventana Group(1) . . . . . . . . . . . . . . . . . .     33,072
       Atrix-Ventana Investment & Company L.P . . . . . . .     10,673

       (1) Ventana Group includes warrants to purchase 16,666, 1,825, 5,831 and 8,750 shares of Common Stock held by Ventana Growth Fund II L.P., Ventana Growth Capital Fund V L.P., Ventana Partnership III L.P. and F. Duwaine Townsen, a director of the Company and a general partner of the foregoing entities, respectively. All of such warrants shall expire in August or November 1998, or May 1999, as the case may be.

    In February 1996, the Company entered into an agreement with a predecessor company of Burrill & Company, Inc. ("B&C"). G. Steven Burrill, a director of the Company, is the Chief Executive Officer and a principal of B&C. Pursuant to the agreement, the Company will pay B&C a retainer of $10,000 per month for three years, and the Company has granted B&C a warrant expiring in February 2003 to purchase up to 173,333 shares of its Common Stock at an exercise price of $3.00 per share. One-half of the shares subject to this warrant vest ratably over 36 months from the date of the agreement and the other one-half of such shares vest 30 days prior to the expiration of the seven year term of the warrant; provided, however, that vesting with respect to such shares may accelerate in connection with certain performance-based events set forth in the agreement. In exchange for such consideration, B&C will provide strategic planning and advisory services to the Company and will locate sources of private equity financing and strategic corporate partners to assist in the development of the Company's product candidates.

    In January 1996, the Company completed a private financing pursuant to which the Company issued 473,329 shares of its Common Stock and warrants expiring in January 1999 to purchase an additional 94,663 shares of Common Stock. In connection with such financing, SE Banken, a beneficial owner of more than 5% of the outstanding securities of the Company, purchased 40,000 shares of Common Stock and warrants to purchase an additional 8,000 shares of Common Stock. The warrants issued in such financing are fully vested, have an exercise price of $3.00 per share and expire three years from their date of issuance. Such warrants were amended and restated in May 1996 as described above.

    In October and December of 1995, Ventana II purchased 41,666 and 62,000 shares of the Company's Common Stock at $3.00 per share. In March 1995, the Company issued a $250,000 principal amount demand promissory note to Ventana II. To secure the repayment obligations under such note, the Company granted Ventana II a security interest in all of its tangible and intangible property. The Company repaid the note in September 1996.

    In December 1994 and May 1995, Ventana Growth Capital Fund V L.P. ("Ventana V"), Ventana Growth Fund II L.P. ("Ventana II") and Atrix-Ventana Investment & Company L.P. ("Atrix-Ventana"), each a beneficial owner of more than 5% of the outstanding securities of the Company, as well as Paladin Equities (1991), Inc., an entity affiliated with a director and officer of the general partner of Atrix-Ventana ("Paladin"), posted certificates of deposit aggregating $2,250,000 as collateral for lines of credit extended by Scripps Bank and Valle de Oro Bank to the Company. In consideration for collateralizing the lines of credit, the Company issued warrants to purchase 421, 16,666, 7,078 and 1,250 shares of Common Stock with an exercise price of $7.20 per share to Ventana V, Ventana II, Atrix-Ventana and Paladin, respectively. Such warrants shall expire in November 1998, December 1998, November 1998 and May 1999, respectively. The certificates of deposit posted by Ventana V, Ventana II, Atrix-Ventana and Paladin were guaranteed by Ventana Growth Fund III, L.P. ("Ventana III") and F. Duwaine Townsen, a director of the Company. Ventana III and Mr. Townsen received warrants to purchase 5,831 and 8,750 shares of Common Stock, respectively, for guaranteeing such certificates of deposit. Such warrants shall expire in November 1998 and May 1999, respectively. In September 1995, the Company, Ventana V, Ventana II, Atrix-Ventana and Paladin reached an agreement to release the collateral securing the lines of credit to permit the lines of credit to be fully repaid. In December 1995, in return for the cancellation of the indebtedness created by such release of collateral, the Company issued 28,066, 166,666, 471,866 and 83,333 shares of Common Stock at a purchase price of $3.00 per share to Ventana V, Ventana II, Atrix-Ventana and Paladin, respectively.

    During the period from September 1994 through July 1995, Ventana II, a beneficial owner of more than 5% of the outstanding securities of the Company, loaned the Company an aggregate of $975,000 pursuant to demand promissory notes bearing annual interest at the prime lending rate plus 2%. Approximately $500,000 of principal and $9,507 of accrued interest under such notes were repaid by the Company in fiscal 1995. In August 1995, the Company and Ventana II reached an agreement pursuant to which the Company treated $225,000 of such loans as an advance toward Ventana II's purchase of shares of Common Stock, at a purchase price of $3.00 per share, in the Company's August 1995 financing. In December 1995, Ventana II converted the remaining $250,000 of principal and approximately $9,224 of accrued interest into shares of Common Stock at a conversion price of $3.00 per share. These transactions resulted in the issuance of approximately 161,408 shares of Common Stock to Ventana II.

    During the period from October 1993 through July 1994, the Company financed its operations by issuing promissory notes in the aggregate principal amount of $3,405,000 and related five year warrants to purchase 11,251 shares of the Company's Common Stock. Among the investors in such financing transactions were
(i) F. Duwaine Townsen, a director of the Company and a managing partner of Ventana V, (ii) Merle and Eileen Stambaugh, parents of Larry G. Stambaugh, the Company's President, Chief Executive Officer and Chairman of the Board, and
(iii) Ventana V and Atrix-Ventana, each of which beneficially owns more than 5% of the outstanding securities of the Company. In August 1994, such indebtedness was converted into shares of Common Stock at a price of $3.00 per share, the related warrants were amended and exercised at $3.00 per share and new warrants expiring in August 1998 to purchase up to an additional 11,251 shares of Common Stock at an exercise price of $3.00 per share were issued. The new warrants issued pursuant to such debt conversion were amended and restated in May 1996 as described above. As a result of such debt conversion, warrant exercise and amendment and restatement of warrants, the Company issued the following number of shares of Common Stock and warrants to the interested parties described above:

                                                                NUMBER
                                                      NUMBER      OF
           STOCKHOLDER                              OF SHARES  WARRANTS
       -----------------------------                ---------  --------
       Atrix-Ventana . . . . . . . . . . . . . . .    385,970   3,595
       Ventana V . . . . . . . . . . . . . . . . .    159,742   1,404
       Merle and Eileen Stambaugh . . . . . . . .      10,688     100
       F. Duwaine Townsen . . . . . . . . . . . .       8,884      83

    The Company has also entered into an employment agreement with its three executive officers, as described under the caption "Executive Compensation -- Employment Agreements." As described in "Executive

Compensation -- Compensation of Directors" and "-- Compensation of Executive Officers," the Company has granted stock options to certain directors and executive officers of the Company.

    The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

    In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                    OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                  By Order of the Board of Directors


                                  /s/ Dale A. Sander
                                  -------------------------------------
                                  Dale A. Sander
                                  Secretary


January 10, 1997

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MAXIM PHARMACEUTICALS, INC., 3099 SCIENCE PARK ROAD, SUITE 150, SAN DIEGO, CALIFORNIA 92121.

                                      EXHIBIT A

                             MAXIM PHARMACEUTICALS, INC.
                            1993 LONG-TERM INCENTIVE PLAN
                        As Amended and Restated March 18, 1996
                      As Amended and Restated December 20, 1996

1.  DEFINITIONS

    In this Plan, except where the context otherwise indicates, the following definitions apply:

    1.1 "Agreement" means a written agreement implementing a grant of an Option, Right or Performance Unit or an award of Restricted Stock or Incentive Shares.

    1.2  "Board" means the Board of Directors of the Company.

    1.3  "Board Committee" means a current or future committee of the Board.

    1.4  "Board Committee Meeting" means a meeting of a Board Committee.

    1.5  "CEO" means the Company's chief executive officer.

    1.6  "Code" means the Internal Revenue Code of 1986, as amended.

    1.7 "Committee" means the committee of the Board meeting the standards of Rule 16b-3(c)(2)(i) under the Exchange Act, or any similar successor rule, appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

    1.8 "Common Stock" means the common stock, par value $.001 per share, of the Company.

    1.9  "Company" means Maxim Pharmaceuticals, Inc.

    1.10 "Consultant" means any person or entity performing services for the Company or any Subsidiary other than as a Director or employee of the Company, and who is not also a director or officer of the Company for purposes of Section 16(a) of the Exchange Act or a person who would be a director or officer of the Company for purposes of Section 16(a) of the Exchange Act if the Common Stock was registered under Section 12 of the Exchange Act.


                                       1.

    1.11 "Consultant-Director" means any member of the Board who also is performing services for the Company or any Subsidiary other than as a Director or an employee of the Company.

    1.12 "Covered Employee" means the CEO and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

    1.13 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option, Right or Performance Unit in accordance with the terms of Article 10.

    1.14 "Date of Grant" means the date on which an Option, Right or Performance Unit is granted or Restricted Stock or Incentive Shares are awarded by the Committee or the CEO, as the case may be.

    1.15 "Director" means any person who is a member of the Board and who is not also an employee of the Company.

    1.16 "Employee" means any person determined by the CEO to be an employee of the Company or any Subsidiary and who is not also a director or officer of the Company for purposes of Section 16(a) of the Exchange Act or a person who would be a director or officer of the Company for purposes of Section 16(a) of the Exchange Act if the Common Stock was registered under Section 12 of the Exchange Act.

    1.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    1.18 "Excused Absence" means a Director's absence from a Scheduled Meeting or a Board Committee Meeting due to illness, disability or family emergency.

    1.19 "Fair Market Value" of a Share means the amount equal to the closing sales price for a Share in the principal trading market for the Shares as reported by such source as the Committee may select, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

    1.20 "Grantee" means an Employee, Covered Employee, Key Employee, Consultant-Director or Consultant to whom Restricted Stock has been awarded pursuant to Article 12 or Incentive Shares have been awarded pursuant to
Article 13.

    1.21 "Incentive Shares" means Shares awarded pursuant to the provisions of
Article 13.

    1.22 "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

    1.23 "Key Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary and who is a director or officer of the Company for purposes of Section 16(a) of the Exchange Act, or who would be a director or officer of the Company for purposes of Section 16(a) of the Exchange Act if the Common Stock was registered under Section 12 of the Exchange Act.

    1.24 "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

    1.25 "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 7.

    1.26 "Optionee" means a Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant to whom an Option, Right or Performance Unit has been granted.

    1.27 "Option Period" means the period during which an Option may be exercised.

    1.28 "Option Price" means the price per Share at which an Option may be
exercised.    The Option Price shall be determined by the Committee, or by the
CEO, in the case of an Option granted to an Employee or Consultant, except that in no event shall the Option Price be less than the par value of the Common Stock or, in the case of an Incentive Stock Option, the greater of the Fair Market Value per Share determined as of the Date of Grant or the par value of the Common Stock.

    1.29 "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    1.30 "Performance Unit" means a performance unit granted under the Plan in accordance with the terms of Article 9.

    1.31 "Performance Unit Period" means the period during which a Performance Unit may be exercised.

    1.32 "Plan" means the Maxim Pharmaceuticals, Inc. 1993 Long-Term Incentive Plan.

    1.33 "Related Option" means the Option with which, or by amendment to which, a specified Right or Performance Unit is granted.

    1.34 "Related Performance Unit" means the Performance Unit granted in connection with, or by amendment to, a specified Option.

    1.35 "Related Right" means the Right granted in connection with, or by amendment to, a specified Option.

    1.36 "Restricted Stock" means Shares awarded pursuant to the provisions of
Article 12.

    1.37 "Right" means a stock appreciation right granted under the Plan in accordance with the terms of Article 8.

    1.38 "Right Period" means the period during which a Right may be exercised.

    1.39 "Scheduled Meeting" means the four regular meetings of the Board scheduled to be held during each of the Company's fiscal years or, if more than four regular meetings are scheduled, the four meetings designated as Scheduled Meetings by the Board in scheduling its regular meetings for the year.

    1.40 "Share" means a share of Common Stock.

    1.41 "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company either directly or through one or more Subsidiaries.

2.  PURPOSE

    This Plan is intended to aid in attracting qualified employees, directors and consultants and in maintaining and developing strong management and employee loyalty through encouraging the ownership of Common Stock by Directors and selected Employees, Covered Employees, Key Employees, Consultant-Directors and Consultants through stimulating their efforts by giving suitable recognition, in addition to other remuneration, to the ability and industry which contribute materially to the success of the Company's business interests, and to provide an incentive to the continued service of such

Directors, Employees, Covered Employees, Key Employees, Consultant-Director and Consultants.

3.  ADMINISTRATION (OTHER THAN GRANTS OR AWARDS TO EMPLOYEES AND CONSULTANTS)

    Except with respect to grants or awards to Employees and Consultants, this Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, the Committee shall have the following powers, subject to the express provisions of the Plan:

    3.1 subject to the provisions of Articles 5, 7, 8, 9, 10, 11, 12 and 13, to determine in its discretion the Directors, Covered Employees, Key Employees and Consultant-Directors to whom Options, Rights or Performance Units shall be granted and to whom Restricted Stock and Incentive Shares shall be awarded, the number of Shares to be subject to each Option, Right, Performance Unit, Restricted Stock or Incentive Share award, and the terms upon which Options, Rights or Performance Units may be acquired and exercised and the terms and conditions of Restricted Stock and Incentive Share awards;

    3.2 to determine all other terms and provisions of each Agreement, which need not be identical;

    3.3  without limiting the foregoing, to provide in its discretion in an
Agreement:

         (i) for an agreement by the Optionee or Grantee to render services to the Company or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power by virtue of the Plan to commit the Company or a Subsidiary to employ or otherwise retain any Optionee or Grantee;

         (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option, Right or Performance Unit, for other restrictions permitted by Article 12 with respect to Restricted Stock and for conditions with respect to the issuance of Incentive Shares;

         (iii) for an agreement by the Optionee or Grantee to resell to the Company, under specified conditions, Shares issued upon the exercise of an Option, Right or Performance Unit or awarded as Restricted Stock or Incentive Shares;

         (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares (other than Restricted Stock) valued at Fair Market Value on the Date of Exercise of the Option, or a combination of cash and Shares, or for the payment in part of the Option Price with a promissory note in accordance with the terms of Section 10.2; and

         (v) for the deferral of receipt of amounts that otherwise would be distributed upon exercise of a Performance Unit, the terms and conditions of any such deferral and any interest or dividend equivalent or other payment that shall accrue with respect to deferred distributions;

    3.4  to construe and interpret the Agreements and the Plan;

    3.5 to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option, Right or Performance Unit or acquiring Restricted Stock or Incentive Shares, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

    3.6 to provide for satisfaction of an Optionee's or Grantee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Company of Shares otherwise issuable on the exercise of a Nonstatutory Stock Option, Right or Performance Unit or pursuant to an award of Incentive Shares or through delivery of Shares to the Company by the Optionee or Grantee under such terms and conditions as the Committee deems appropriate; and

    3.7 to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including action delegating to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to such a subcommittee).

    Any determinations or actions made or taken by the Committee pursuant to this Article 3 shall be binding and final.

4.  ADMINISTRATION FOR GRANTS AND AWARDS TO EMPLOYEES AND CONSULTANTS

    In the case of grants or awards to Employees and Consultants, this Plan shall be administered by the CEO. In addition to any other powers granted to the CEO, the CEO shall have all of the powers with respect to grants or awards to Employees and Consultants set forth in Article 3 that the Committee has with respect to grants or awards to Directors, Covered Employees, Key Employees and Consultant-Directors. When exercising authority pursuant to this Plan, the CEO shall be acting as a committee of the Board. If the CEO is not a member of the Board, then the powers of the CEO hereunder shall be exercised by the Committee.

5.  ELIGIBILITY

    Options, Rights, Performance Units, Restricted Stock and Incentive Shares may be granted or awarded only to Directors, Employees, Covered Employees, Key Employees, Consultant-Directors and Consultants, except that Directors, Consultant-Directors and Consultants (other than Consultants who also are Employees, Covered Employees or Key Employees) are not eligible to receive Incentive Stock Options. A Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant who has been granted an Option, Right or Performance Unit or awarded Restricted Stock or Incentive Shares may be granted additional Options, Rights or Performance Units or awarded additional Restricted Stock or Incentive Shares.

6.  STOCK SUBJECT TO THE PLAN

    6.1 There is hereby reserved for issuance upon the exercise of Options, Rights or Performance Units or for awards of Restricted Stock or Incentive Shares an aggregate of 1,000,000 authorized but unissued or reacquired Shares.

    6.2 If an Option, Right or Performance Unit (other than a Related Right or Related Performance Unit) expires or terminates for any reason (other than, in the case of an Option, termination by virtue of the exercise of a Related Right or Related Performance Unit) without having been fully exercised, if Shares of Restricted Stock are forfeited or if Incentive Shares are not issued, any unissued or forfeited Shares which had been subject to the Agreement relating thereto shall become available for the grant of other Options, Rights or Performance Units or for the award of additional Restricted Stock or Incentive Shares, provided, that in the case of forfeited Shares, the Grantee has received no dividends prior to forfeiture with respect to such Shares.

    6.3 The Shares issued upon the exercise of a Right or Performance Unit (or, if cash is payable in connection with such exercise, that number of Shares with respect to which the Right or Performance Unit is exercised), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options, Rights or Performance Units or for the award of Restricted Stock or Incentive Shares.

    6.4 Subject to the provisions of Article 14 relating to capital adjustments, no Director, Employee, Covered Employee, Key Employee, Consultant-Director, or Consultant shall be eligible to be granted Options and Rights covering more than two hundred thousand (200,000) shares of Common Stock in any calendar year. Shares subject to an Option or Right that is canceled shall continue to be counted against the maximum award of Options and Rights permitted to be granted pursuant to this Section

6.4. The repricing of an Option and/or Right which results in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Right and the grant of a substitute Option and/or Right; in the event of such repricing, both the original and the substituted Options and Rights shall be counted against the maximum awards of Options and Rights permitted to be granted pursuant to this Section 6.4. The provisions of this Section 6.4 shall be applicable only to the extent required by Section 162(m) of the Code.

7.  OPTIONS

    7.1 Subject to the provisions of Article 5, the Committee is hereby authorized to grant Options to Directors, Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to grant Options to Employees and Consultants.

    7.2 All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

    7.3 The Option Period shall be determined by the Committee, or, in the case of an Option granted to an Employee or Consultant, by the CEO, and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years from the Date of Grant.

    7.4 All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

    7.5 All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion, or, in the case of an Option granted to an Employee or Consultant, by the CEO in his sole discretion.

8.  RIGHTS

    8.1 The Committee is hereby authorized to grant Rights to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to grant Rights to Employees and Consultants.

    8.2  A Right may be granted under the Plan:

         (i) in connection with, and at the same time as, the grant of an Option under the Plan;

         (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

         (iii)  independently of any Option granted under the Plan.


    A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, or, in the case of a Right granted to an Employee or Consultant, in the CEO's discretion, apply to all or a portion of the Shares subject to the Related Option.

    8.3 A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Company (other than required tax withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value of a Share on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value of a Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

    8.4 The Right Period shall be determined by the Committee, or, in the case of a Right granted to an Employee or Consultant, by the CEO, and specifically set forth in the Agreement, provided, however --

         (i) a Right may not be exercised until the expiration of six months from the Date of Grant (except that this limitation need not apply in the case of a cash-only Right or in the event of the death or disability of the Optionee within the six-month period);

         (ii) a Right will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Right, the expiration of the Related Option;

         (iii) a Right may be exercised only when the Fair Market Value of a share of Common Stock exceeds either (A) the Fair Market Value of a share of Common Stock on the Date of Grant of the Right if it is not a Related Right, or
(B) the Option Price as provided in the Related Option if the Right is a Related Right; and

         (iv) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

    8.5 The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the

Related Right equal to the number of Shares with respect to which the Related Option is exercised.

    8.6 Unless the Committee otherwise requires, Rights granted under the Plan (other than cash-only Rights) to Covered Employees, Key Employees and Consultant-Directors shall comply with the requirements of Rule 16b-3(e) under the Exchange Act beginning with the date the Company's Common Stock is first registered under Section 12 of the Exchange Act. Should any provision of this
Article 8 necessary for that purpose at the date of adoption of this Plan by the Board no longer be necessary to comply with the requirements of Rule 16b-3(e) or should any additional provisions be necessary for this Article 8 to comply with the requirements of Rule 16b-3(e), the Board or the Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company intends to comply, if and to the extent applicable, with the public information and reporting requirements of Rule 16b-3(e)(1); however, the Company's failure for any reason whatsoever to comply with such requirements or with any other requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3(e) to Optionees shall not impose any liability on the Company to any Optionee or any other party.

    8.7 To the extent required by Rule 16b-3(e) under the Exchange Act or otherwise provided in the Agreement, the Committee shall have sole discretion to consent to or disapprove the election of any Optionee who is a Covered Employee, Key Employee or Consultant-Director to receive cash in full or partial settlement of a Right. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Right surrendered by the Optionee. If the election to receive cash is disapproved in whole or in part, the Right shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

9.  PERFORMANCE UNITS

    9.1 The Committee is hereby authorized to grant Performance Units to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to grant Performance Units to Employees and Consultants.

    9.2  A Performance Unit may be granted under the Plan:

         (i) in connection with, and at the same time as, the grant of an Option under the Plan;

         (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

         (iii) independently of any Option granted under the Plan.

    A Performance Unit granted under clause (i) or (ii) of the preceding sentence is a Related Performance Unit. A Related Performance Unit may, in the Committee's discretion, or, in the case of a Performance Unit granted to an Employee or Consultant, in the CEO's discretion, apply to all or a portion of the Shares subject to the Related Option. A Performance Unit may not be granted in connection with, or by amendment to, an Incentive Stock Option.

    9.3 A Performance Unit may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Company (other than required tax withholding amounts), cash, Shares or a combination of cash and Shares, based on the degree to which performance standards established by the Committee or the CEO, as the case may be, and specified in the Agreement have been achieved.
Such performance standards may be particular to an Employee, Covered Employee, Key Employee, Consultant-Director or Consultant or the department, branch, Subsidiary or other division in which the Optionee works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee or the CEO, as the case may be. The performance standards may be based on earnings or earnings growth, return on assets, equity or investment, regulatory compliance, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee or the CEO, as the case may be, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

    9.4 The Performance Period shall be determined by the Committee, or, in the case of a Performance Unit granted to an Employee or Consultant, by the CEO, and specifically set forth in the Agreement, provided, however --


         (i) if required for purposes of Rule 16b-3 under the Exchange Act or otherwise under the terms of the Agreement, a Performance Unit may not be exercised until the expiration of six months from the Date of Grant (except that this limitation need not apply in the case of a cash-only Performance Unit or in the event of the death or disability of the Optionee within the six-month period); and

         (ii) a Performance Unit will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Performance Unit, the expiration of the Related Option.

    9.5 Each Agreement granting Performance Units shall specify the number of Performance Units granted, provided, however, that the maximum number of Related Performance Units may not exceed the maximum number of Shares subject to the Related Option.

    9.6 The exercise, in whole or in part, of a Related Performance Unit shall cause a reduction in the number of Shares subject to the Related Option and the number of Performance Units in accordance with the terms of the Agreement. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Performance Unit equal to the number of Shares with respect to which the Related Option is exercised.

    9.7 In the case of a Performance Unit that qualifies as a "derivative security" within the meaning of Rule 16a-1(c) under the Exchange Act, and unless the Committee otherwise requires, Performance Units granted under the Plan (other than cash-only Performance Units) to Covered Employees, Key Employees or Consultant-Directors shall comply with the requirements of Rule 16b-3 beginning with the date the Company's Common Stock is first registered under Section 12 of the Exchange Act. Should any provision of this Article 9 necessary for that purpose at the date of adoption of this Plan by the Board no longer be necessary to comply with the requirements of Rule 16b-3 or should any additional provisions be necessary for this Article 9 to comply with the requirements of Rule 16b-3, the Board or the Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Company intends to comply, if and to the extent applicable, with the public information and reporting requirements of Rule 16b-3(e)(1); however, the Company's failure for any reason whatsoever to comply with such requirements or with any other requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3 to Optionees shall not impose any liability on the Company to any Optionee or any other party.

    9.8 To the extent required by Rule 16b-3(e) under the Exchange Act or otherwise provided in the Agreement, the Committee shall have sole discretion to consent to or disapprove the election of any Optionee who is a Covered Employee, Key Employee or Consultant-Director to receive cash in full or partial settlement of a Performance Unit. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Performance Unit surrendered by the Optionee. If the election to receive cash is disapproved in whole or in part, the Performance Unit shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

10. EXERCISE


    10.1 An Option, Right or Performance Unit may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee or the CEO, in the case of an Option, Right or Performance Unit granted to an Employee or Consultant, may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised, unless and to the extent that the Committee, or the CEO, as the case may be, agreed in the Agreement in which an Option was granted to accept a promissory note as provided in Section 10.2 hereof.

    10.2 To the extent permitted by applicable law, the Committee or the CEO, in the case of an Option, Right or Performance Unit granted to an Employee or Consultant, may agree in the Agreement in which an Option is granted to accept as partial payment for the Shares a promissory note of the Optionee evidencing his or her obligation to make future cash payment thereof; provided, however, that in no event may the Committee or the CEO accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares. Promissory notes made pursuant to this Section 10.2 shall be payable as determined by the Committee or the CEO, in the case of an Option granted to an Employee or Consultant, shall be secured by a pledge of the Shares and shall bear interest at a rate fixed by the Committee or the CEO, in the case of an Option granted to an Employee or Consultant.

11. NONTRANSFERABILITY

    Options, Rights, Performance Units and Incentive Shares granted or awarded under the Plan shall not be transferable otherwise than (i) by will or the laws of descent and distribution, or (ii) except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in
Section 414(p) of the Code, and an Option, Right or Performance Unit may be exercised during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal disability, by his or her legal representative. A Related Right or Related Performance Unit is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

12. RESTRICTED STOCK AWARDS

    12.1 The Committee is hereby authorized to award shares of Restricted Stock to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to award shares of Restricted Stock to Employees and Consultants.

    12.2 Restricted Stock awards under the Plan shall consist of Shares that are restricted against transfer, subject to forfeiture, and subject to such other terms and conditions intended to further the purposes of the Plan as may be determined by the Committee or the CEO, in the case of Restricted Stock awarded to an Employee or Consultant.

    12.3 Restricted Stock awards shall be evidenced by Agreements containing provisions setting forth the terms and conditions governing such awards. Each such Agreement shall contain the following:

         (i) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (A) the Shares awarded as Restricted Stock under the Plan, (B) the right to vote the Shares, or (C) the right to receive dividends thereon in each case during the restriction period applicable to the Shares; provided, however, that the Grantee shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares;

         (ii) at least one term, condition or restriction constituting a "substantial risk of forfeiture" as defined in Section 83(c) of the Code;

         (iii) such other terms, conditions and restrictions as the Committee or the CEO, in the case of Restricted Stock awarded to Employees or Consultants, in its or his discretion may specify (including, without limitation, provisions creating additional substantial risks of forfeiture);

         (iv) a requirement that each certificate representing shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

         "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained
         in the Maxim Pharmaceuticals, Inc.   1993 Long-Term
         Incentive Plan and an Agreement entered into between the registered owner and Maxim Pharmaceuticals, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of Maxim Pharmaceuticals, Inc."

         (v) the applicable period or periods of any terms, conditions or restrictions applicable to the Restricted Stock, provided, however, that the Committee or the CEO, in the case of Restricted Stock awarded to an Employee or Consultant, in its or his discretion may accelerate the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Grantee; and

         (vi) the terms and conditions upon which any restrictions upon shares of Restricted Stock awarded under the Plan shall lapse and new certificates free of the foregoing legend shall be issued to the Grantee or his or her legal representative.

    12.4 The Committee or the CEO, in the case of Restricted Stock awarded to an Employee or Consultant, may include in an Agreement a requirement that in the event of a Grantee's termination of employment or other service with the Company for any reason prior to the lapse of restrictions, all shares of Restricted Stock shall be forfeited by the Grantee to the Company without payment of any consideration by the Company, and neither the Grantee nor any successors, heirs, assigns or personal representatives of the Grantee shall thereafter have any further rights or interest in the Shares or certificates.

13. INCENTIVE SHARE AWARDS

    13.1 The Committee is hereby authorized to award Incentive Shares to Covered Employees, Key Employees and Consultant-Directors, and the CEO is hereby authorized to award Incentive Shares to Employees and Consultants.

    13.2 Incentive Shares shall be Shares that shall be issued at such times, subject to achievement of such performance or other goals and on such other terms and conditions as the Committee or the CEO, in the case of Incentive Shares awarded to an Employee or Consultant, shall deem appropriate and specify in the Agreement relating thereto.

14. CAPITAL ADJUSTMENTS

    The number of Shares subject to each outstanding Option, Right or Performance Unit or Restricted Stock or Incentive Share award and the aggregate number of shares for which grants or awards thereafter may be made automatically shall be adjusted proportionately in the event of a stock split or stock dividend of or with respect to the Common Stock, and the number and class of Shares subject to each outstanding Option, Right or Performance Unit or Restricted Stock or Incentive Share award, the Option Price and the aggregate number and class of shares for which grants or awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as adoption of stock rights plans, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

15. TERMINATION OR AMENDMENT

    The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Company, the Board may not, without the approval of the shareholders of the Company if such approval is then required by applicable law or in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act, amend the Plan so as to increase materially the number of Shares that may be issued under the Plan (except as provided in Article 14), to modify materially the requirements as to eligibility for participation in the Plan, to change the class of persons eligible to receive Incentive Stock Options, or to increase materially the benefits accruing to participants under the Plan. The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees. No termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Optionee or Grantee.

16. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS, RIGHTS, PERFORMANCE UNITS, RESTRICTED STOCK AND INCENTIVE SHARES

    Subject to the terms and conditions and within the limitations of the Plan, the Committee or the CEO, in the case of a grant or award to an Employee or Consultant, may modify, extend or renew outstanding Options, Rights and Performance Units, or accept the surrender of outstanding options, rights and or performance units (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Company or a company or similar entity acquired by the Company or a Subsidiary, and authorize the granting of new Options, Rights and Performance Units pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted Options may specify a lower exercise price than the surrendered options, and the substituted Options, Rights and Performance Units may specify a longer term than the surrendered options, rights and performance units or have any other provisions that are authorized by the Plan. Subject to the terms and conditions and within the limitations of the Plan, the Committee or the CEO, in the case of a grant or award to an Employee or Consultant, may modify the terms of any outstanding Agreement providing for awards of Restricted Stock or Incentive Shares. Notwithstanding the foregoing, however, no modification of an Option or Right granted under the Plan, or an award of Restricted Stock or Incentive Shares, shall, without the consent of the Optionee or Grantee, alter or impair any of the Optionee's or Grantee's rights or obligations.

17. EFFECTIVENESS OF THE PLAN

    The Plan and any amendments requiring shareholder approval pursuant to
Article 15 are subject to approval by vote of the shareholders of the Company within 12 months after their adoption by the Board. Subject to that approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options, Rights, Performance Units, Restricted Stock and Incentive Shares may be granted or awarded prior to shareholder approval of the Plan or amendments, but each such Option, Right,

Performance Unit, Restricted Stock or Incentive Share grant or award shall be subject to the approval of the Plan or amendments by the shareholders. Except to the extent required to satisfy the requirements of Rule 16b-3 under the Exchange Act, the date on which any Option, Right, Performance Unit, Restricted Stock or Incentive Shares granted or awarded prior to shareholder approval of the Plan or amendment is granted or awarded shall be the Date of Grant for all purposes as if the Option, Right, Performance Units, Restricted Stock or Incentive Shares had not been subject to approval. No Option, Right or Performance Unit may be exercised prior to such shareholder approval, and any Restricted Stock or Incentive Shares awarded shall be forfeited if such shareholder approval is not obtained.

18. TERM OF THE PLAN

    Unless sooner terminated by the Board pursuant to Article 15, the Plan shall terminate on September 30, 2003 and no Options, Rights, Performance Units, Restricted Stock or Incentive Shares may be granted or awarded after termination. The termination shall not affect the validity of any Option, Right, Performance Unit, Restricted Stock or Incentive Shares outstanding on the date of termination.

19. INDEMNIFICATION OF COMMITTEE AND CEO

    In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee and the CEO, in the case of a grant or award to an Employee or Consultant, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Right, Performance Unit, Restricted Stock or Incentive Shares granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members or the CEO, as the case may be, acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

20. GENERAL PROVISIONS

    20.1 The establishment of the Plan shall not confer upon any Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant any legal or equitable right against the Company, any Subsidiary, the Committee or the CEO, except as expressly provided in the Plan.

    20.2 The Plan does not constitute inducement or consideration for the employment of any Employee, Covered Employee, or Key Employee, or the service of any Director, Consultant-Director or Consultant, nor is it a contract between the Company or a Subsidiary and any Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant. Participation in the Plan shall not give a Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant any right to be retained in the service of the Company or a Subsidiary.

    20.3 The Company and a Subsidiary may assume options, warrants, or rights to purchase stock issued or granted by other companies whose stock or assets shall be acquired by the Company or a Subsidiary, or which shall be merged into or consolidated with the Company or a Subsidiary. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Company or its affiliates to issue, grant, or assume options, warrants, rights, performance units, restricted stock or incentive shares, otherwise than under this Plan, or to adopt other stock option, stock appreciation right, performance unit, restricted stock or incentive share plans or to impose any requirement of shareholder approval upon the same.

    20.4 The interests of any Director, Employee, Covered Employee, Key Employee, Consultant-Director or Consultant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in Article 11.

    20.5 The Plan shall be governed, construed and administered in accordance with the laws of Delaware and the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

                           MAXIM PHARMACEUTICALS, INC.

                                      PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 10, 1997

The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 10, 1997, relating to the Annual Meeting of Stockholders of MAXIM PHARMACEUTICALS, INC. (the "Company") to be held February 10, 1997 and (ii) appoints Larry G. Stambaugh and Dale A. Sander, as proxies, with full power of substitution, and authorizes them, or either of them, to vote all shares of Common Stock of the Company standing in the name of the undersigned at said meeting or any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY CARD.

                           (Continued on reverse side)

1.   Election of Directors.  Nominees:       G. Steven Burrill
                                             F. Duwaine Townsen

     / / FOR             / / AGAINST         / / ABSTAIN

     For, except vote withheld from the following nominees(s)

     ________________________________________

2. Approval of 1993 Long-Term Incentive Plan, as amended to, among other things, increase the aggregate number of shares authorized for issuance under the Incentive Plan from a total of 800,000 shares to 1,000,000 shares.

     / / FOR             / / AGAINST         / / ABSTAIN

3. Ratify the Board of Directors' initial selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ended September 30, 1997.


Please check this box if you plan to attend the meeting.         / /

                                             Please sign exactly as name appears
                                             hereon.  When shares are held by
                                             joint tenants, both should sign.
                                             When signing as executor,
                                             administrator, trustee or
                                             guardian, please give full title as
                                             such.  If a corporation, please
                                             sign in full corporate name by
                                             President or other authorized
                                             officer.  If a partnership, please
                                             sign in partnership name by
                                             authorized person.

                                             ------------------------------


                                             ------------------------------
                                             Signature(s)             Date

Please mark, date, sign and mail this proxy card in the envelope provided. No postage is required for domestic mailing.